*Nanotechhnology-Enabled Targeted Viricides"
A Publicly Traded Company, "NNVC"
www.nanoviricides.com

Dec 23, 2005
To
Nguyen Tran Hien, MD, MPH, PhD
Director
National Institute of Hygiene and Epidemiology (NIHE)
1 Yersin Street
Hanoi, Viet Nam

Dear Dr. Hien:

Enclosed please find a Memorandum of understanding between NanoViricides, Incorporated, USA, and NIHE, Viet Nam, as per our discussions for the purposes of cooperation between NanoViricides, Inc., and NIHE for novel nanotechnology-based prevention strategies, therapies and diagnostics strategies for Influenza A subtype H5N1,

We look forward to a fruitful cooperation in many areas.

Sincerely,
/s/Anil R. Diwan
Anil R. Diwan, Ph.D.
President & Chairman
NanoViricides, Inc.
Mobile: 203-606-9180
email: adiwan@nanoviricides.com
or adiwan@snet.net

cc:
Dang Duc Anh, PhD
Vice Director, NIHE.

135 Wood Street, Ste. 205, West Haven, CT 06516, USA.

Memorandum of Understanding
Between
NIHE, Viet Nam and NanoViricides, Inc., USA

NANOVIRICIDES, INC. 135 Wood Street, Suite 205, West Haven, CT 06516, and National Institute of Hygiene and Epidemiology (NIHE), 1 Yersin Street, Hanoi, Viet Nam, agree to enter into a scientific research cooperation on the development of prevention, diagnostics, and therapeutic strategies for Influenza A subtype H5N1, including:

*	Research on Novel Nanotechnology-based Vaccines (NanoVaccines),

*	Research on Novel Nanotehnology-based Therapies (NanoViricides), and

*	Research on Novel Nanotechnology-based Diagnostics,

It Is understood that these development projects will begin as small projects. As success Is achieved, the projects can be continued for further development.

These various strategies are based on the nanotechnology intellectual property and products of NanoViricides, Inc.

NanoViricides, Inc. shall retain all intellectual property rights to resulting products and technologies and shall make full efforts for world-wide protection of such intellectual property rights.

Certain rights for the new nanotechnology products and technologies develop shall be provided to NIHE for use in Viet Nam.

The work plan, costs budget, compensation and financial responsibilities of each party to the projects shall be determined in the final Agreement.

It Is understood that both parties will be sharing confidential information and intellectual property of the other party, and will ensure that such information is protected to its fullest and not publicly disclosed except by written consent from the other party when so decided.

Signed: December 23, 2005 by both parties at NIHE, Hanoi, Viet Nam

/s/ Nguyen Tran Hien	/s/ Anil R. Diwan
Professor Nguyen Tran Hien, MD, MPH, PhD	Anil R. Diwan, Ph.D.
Director	President & Chairman
National Institute of Hygiene and Epidemiology	Nanoviricides, Inc.
1 Yersin Street	135 Wood Street, Ste. 205
Hanoi, Viet Nam	West Haven, CT 06516, USA.